Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2022 relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited, appearing in the Annual Report on Form 20-F of ASLAN Pharmaceuticals Limited for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Singapore

March 25, 2022

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